Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of LightBeam Electric Company on Form S-1 of our report dated March 27, 2015 relating to the consolidated financial statements of Green States Energy, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

April 13, 2015